Exhibit 99.1

NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z
Newton, Kansas 67114
(316) 283-6500

PARK AEROSPACE CORP. REPORTS FIRST QUARTER RESULTS

Newton, Kansas, Thursday, July 9, 2020…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2021 fiscal year first quarter ended May 31, 2020. As previously reported, Park completed the sale of its Electronics Business to AGC Inc. on December 4, 2018. Therefore, current costs relating to the sale of the Electronics Business are reported as discontinued operations. Continuing operations discussed below refer to Park’s Aerospace Business unless otherwise indicated.

The Company will conduct a conference call to discuss its financial results and other matters at 11:00 a.m. EDT today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/xsr6eshy at 11:00 a.m. EDT today. The presentation materials will also be available at approximately 9:00 a.m. EDT today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Continuing Operations:

Park reported net sales of $12,213,000 for the 2021 fiscal year first quarter ended May 31, 2020 compared to $14,950,000 for the 2020 fiscal year first quarter ended June 2, 2019 and $15,494,000 for the 2020 fiscal year fourth quarter ended March 1, 2020. Net earnings from continuing operations for the 2021 fiscal year first quarter were $1,972,000 compared to $2,714,000 for the 2020 fiscal year first quarter and $2,633,000 for the 2020 fiscal year fourth quarter.

Net earnings from continuing operations before special items for the 2021 fiscal year first quarter were $1,972,000 compared to $2,858,000 for the 2020 fiscal year first quarter and $2,787,000 for the 2020 fiscal year fourth quarter. EBITDA from continuing operations for the 2021 fiscal year first quarter was $2,364,000 compared to EBITDA from continuing operations before special items of $3,372,000 for the 2020 fiscal year first quarter and EBITDA from continuing operations before special items of $3,612,000 for the 2020 fiscal year fourth quarter.

There were no special items in the 2021 fiscal year first quarter. In the 2020 fiscal year first quarter, the Company recorded a one-time tax charge of $144,000 for the write down of deferred tax assets for stock option expirations pertaining to employees who transferred to AGC Inc. in connection with the sale of the Electronics Business. In the 2020 fiscal year fourth quarter, the Company recorded a pre-tax stock option modification charge of $208,000.

Park reported basic and diluted earnings per share from continuing operations of $0.10 for the 2021 fiscal year first quarter compared to $0.13 for the 2020 fiscal year first quarter and $0.13 for the 2020 fiscal year fourth quarter. Park reported basic and diluted earnings per share from continuing operations before special items of $0.10 for the 2021 fiscal year first quarter compared to $0.14 for the 2020 fiscal year first quarter and $0.14 for the 2020 fiscal year fourth quarter.

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The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada, and (765) 507-2654 in other countries. The required passcode for attendance by phone is 2068676.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Wednesday, July 15, 2020. The conference call replay will be available at https://edge.media-server.com/mmc/p/xsr6eshy and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (855) 859-2056 in the United States and Canada, and (404) 537-3406 in other countries. The required passcode for accessing the replay by phone is 2068676.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's web site at https://parkaerospace.com/shareholders/investor-conference-calls/

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as stock option modification charges, one-time tax charge and EBITDA. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (undergoing qualification) and lightning strike materials. Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s web site at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended
	May 31, 2020		March 1, 2020
Sales	$12,213	$14,950	$15,494

Net Earnings before Special Items[1]	$1,972	$2,858	$2,787
Special Items, Net of Tax:
Tax Impact of Cancelled Stock Options	-	(144)	-
Stock Option Modification	-	-	(154)
Net Earnings from Continuing Operations	$1,972	$2,714	$2,633

Loss from Discontinued Operations, Net of Tax	$(15)	$(127)	$(249)

Net Earnings	$1,957	$2,587	$2,384

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.10	$0.14	$0.14
Special Items:
Tax Impact of Cancelled Stock Options	-	(0.01)	-
Stock Option Modification	-	-	(0.01)
Basic Earnings per Share from Continuing Operations	$0.10	$0.13	$0.13

Basic Loss per Share from Discontinued Operations	-	-	(0.01)

Basic Earnings per Share	$0.10	$0.13	$0.12

Diluted Earnings before Special Items[1]	$0.10	$0.14	$0.14
Special Items:
Tax Impact of Cancelled Stock Options	-	(0.01)	-
Stock Option Modification	-	-	(0.01)
Diluted Earnings per Share from Continuing Operations	$0.10	$0.13	$0.13

Diluted Loss per Share from Discontinued Operations	-	-	(0.01)

Diluted Earnings per Share	$0.10	$0.13	$0.12

Weighted Average Shares Outstanding:
Basic	20,402	20,492	20,519
Diluted	20,460	20,586	20,578

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	May 31, 2020	March 1, 2020
Assets	(unaudited)
Current Assets
Cash and Marketable Securities	$121,070	$122,355
Accounts Receivable, Net	6,590	10,925
Inventories	6,680	6,379
Prepaid Expenses and Other Current Assets	5,243	5,535
Total Current Assets	139,583	145,194

Fixed Assets, Net	18,364	16,100
Operating Right-of-use Assets	387	420
Other Assets	10,068	10,072
Total Assets	$168,402	$171,786

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$2,487	$4,735
Accrued Liabilities	1,361	1,709
Operating Lease Liability	142	152
Income Taxes Payable	2,824	2,111
Total Current Liabilities	6,814	8,707

Long-term Operating Lease Liability	245	268
Non-current Income Taxes Payable	15,986	15,986
Deferred Income Taxes	793	834
Other Liabilities	4,367	4,316
Total Liabilities	28,205	30,111

Shareholders’ Equity	140,197	141,675

Total Liabilities and Shareholders' Equity	$168,402	$171,786

Additional information
Equity per Share	$6.88	$6.90

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended

	May 31, 2020	June 2, 2019	March 1, 2020

Net Sales	$12,213	$14,950	$15,494

Cost of Sales	8,539	10,146	10,460

Gross Profit	3,674	4,804	5,034
% of net sales	30.1%	32.1%	32.5%

Selling, General & Administrative Expenses	1,630	1,922	2,147
% of net sales	13.3%	12.9%	13.9%

Earnings from Continuing Operations	2,044	2,882	2,887

Interest and Other Income:
Interest Income	656	948	717

Earnings from Continuing Operations before Income Taxes	2,700	3,830	3,604

Income Tax Provision	728	1,116	971

Net Earnings from Continuing Operations	1,972	2,714	2,633
% of net sales	16.1%	18.2%	17.0%

Loss from Discontinued Operations, Net of Tax	(15)	(127)	(249)

Net Earnings	$1,957	$2,587	$2,384
% of net sales	16.0%	17.3%	15.4%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended May 31, 2020			13 Weeks Ended June 2, 2019			13 Weeks Ended March 1, 2020
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials tems	Before Special Items

Selling, General & Administrative Expenses	$1,630	$-	$1,630	$1,922	$-	$1,922	$2,147	$(208)	$1,939
% of net sales	13.3%		13.3%	12.9%		12.9%	13.9%		12.5%

Earnings from Continuing Operations	2,044	-	2,044	2,882	-	2,882	2,887	208	3,095
% of net sales	16.7%		16.7%	19.3%		19.3%	18.6%		20.0%

Interest Income	656	-	656	948	-	948	717	-	717
% of net sales	5.4%		5.4%	6.3%		6.3%	4.6%		4.6%

Earnings from Continuing Operations before Income Taxes	2,700	-	2,700	3,830	-	3,830	3,604	208	3,812
% of net sales	22.1%		22.1%	25.6%		25.6%	23.3%		24.6%

Income Tax Provision	728	-	728	1,116	(144)	972	971	54	1,025
Effective Tax Rate	27.0%		27.0%	29.1%		25.4%	26.9%		26.9%

Net Earnings from Continuing Operations	1,972	-	1,972	2,714	144	2,858	2,633	154	2,787
% of net sales	16.1%		16.1%	18.2%		19.1%	17.0%		18.0%

Loss from Discontinued Operations	(15)		(15)	(127)		(127)	(249)	-	(249)
% of net sales	-0.1%		-0.1%	-0.8%		-0.8%	-1.6%		-1.6%

Net Earnings	1,957	-	1,957	2,587	144	2,731	2,384	154	2,538
% of net sales	16.0%		16.0%	17.3%		18.3%	15.4%		16.4%

Earnings from Continuing Operations			2,044			2,882			3,095
Addback non-cash expenses:
Depreciation			277			366			402
Stock Option Expense			43			124			115
EBITDA			2,364			3,372			3,612